BIMINI CAPITAL MANAGEMENT, INC.

2010 LONG TERM INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS
1.	DEFINITIONS.	1
2.	EFFECTIVE DATE AND TERMINATION OF PLAN.	4
3.	ADMINISTRATION OF PLAN.	4
4.	SHARES AND UNITS SUBJECT TO THE PLAN.	5
5.	PROVISIONS APPLICABLE TO STOCK OPTIONS.	6
6.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.	9
7.	PROVISIONS APPLICABLE TO PHANTOM SHARES.	11
8.	PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.	14
9.	OTHER STOCK-BASED AWARDS	15
10.	TAX WITHHOLDING.	15
11.	REGULATIONS AND APPROVALS.	16
12.	INTERPRETATION AND AMENDMENTS; OTHER RULES.	17
13.	CHANGES IN CAPITAL STRUCTURE.	18

BIMINI CAPITAL MANAGEMENT, INC.

2010 LONG TERM INCENTIVE COMPENSATION PLAN

Bimini Capital Management, Inc., a Maryland corporation, wishes to attract key employees, directors and consultants to the Company and its Subsidiaries and induce key employees, directors and consultants to remain with the Company and its Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries.  In furtherance thereof, the Bimini Capital Management, Inc. 2010 Long Term Incentive Compensation Plan is designed to provide equity-based incentives to key employees, directors and consultants of the Company and its Subsidiaries.  Awards under the Plan may be made to selected key employees, directors and consultants of the Company and its Subsidiaries in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1. DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and Other Stock-Based Awards.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into by the Company and the Participant as provided in Section 3.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant,; (vi) any illegal act detrimental to the Company or its Subsidiaries or its affiliates; or (vii) repeated failure to adhere to the directions of the Board, to adhere to the Company’s policies and practices or to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” shall mean the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any employee benefit plan of the Company or any such entity, and with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); provided, however, that, in no event shall a Change in Control be deemed to have occurred upon an initial public offering of the Common Stock under the Securities Act; or

(ii) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above in Section (i)) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

If a Change in Control constitutes a payment or vesting event with respect to an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that Award on account of a Change in Control unless the event described in (i), (ii), (iii) or (iv) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Company’s Class A Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Company” means the Bimini Capital Management, Inc., a corporation.

“Director” means a non-employee director of the Company or it Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value (in cash or Shares of Common Stock) of dividends declared on the number of shares of Class A Common Stock specified in the Dividend Equivalent Right Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may determine in accordance with the regulations under Section 409A of the Code.

“Grantee” means an employee, director or consultant granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Award hereunder.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an employee or director of, or consultant to, the Company to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the exercise price per Share.

“Other Stock-Based Award” means an award granted pursuant to Section 9.

“Participant” means a Grantee or Optionee.

“Performance Measure” means with respect to the Company or a Subsidiary: (i) return on equity, (ii) total earnings, (iii) earnings growth, (iv) return on capital (treating the Company’s trust preferred debt as capital), (v) return on capital employed, (vi) Fair Market Value, (vii) appreciation in Fair Market Value, (viii) capital raised in the sale of common equity, (ix) net interest margin, (x) comparison of Share performance with market indices or peer groups, (xi) earnings per share, (xii) dividends per share, (xiii) income from continuing operations or core earnings, i.e., net interest income less direct operating expenses and general and administrative expenses but disregarding items specified by the Committee (e.g., items related to discontinued operations, extraordinary items, non-recurring items, the effects of changes in tax laws or regulations or changes in applicable accounting standards), (xiv) assets under management (with or without leverage limitations prescribed by the Committee), (xv) book value per share or growth in book value per share or (xvi) maintenance of book value per share.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share of Class A Common Stock, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant (which shall not be less than the Fair Market Value of a Share on the date of grant of the Phantom Share).

“Plan” means the Company’s 2010 Long Term Incentive Compensation Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Class A Common Stock of the Company.

“Subsidiary” means any corporation (other than the Company) that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.  In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a “parent corporation” with respect to the Company under Section 424(e) of the Code.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries.  Cessation of service as an officer, employee, director or consultant shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities.

2. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is June 15, 2010.  The Plan shall not become effective unless and until it is approved by the shareholders of the Company.  The Plan shall terminate on, and no Award shall be granted hereunder on or after, the day before the tenth anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3. ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.  If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to key employees, directors and consultants of the Company and its Subsidiaries; and (ii) determine the eligibility of an employee, director or consultant to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the employee, director or consultant, the nature and value to the Company of the employee’s, director’s or consultant’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee.  In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from an Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law.  The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(d) Without limiting the generality of the Committee’s discretion hereunder, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, to establish performance-based criteria applicable to Awards otherwise permitted to be granted hereunder, and to attempt to procure shareholder approval with respect thereto, to take into account the provisions of Section 162(m) of the Code.

4. SHARES AND UNITS SUBJECT TO THE PLAN.

4.1 In General.

(a) Subject to adjustments as provided in Section 13, the total number of Shares that may be issued upon the exercise of Options granted under the Plan or that may be issued pursuant to other Awards, may not exceed 1,500,000 Shares.  Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares.  Any Shares that have been granted as Restricted Stock or Other Stock-Based Awards or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a).

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.2 Individual Grant Limit.

The aggregate number of Shares for which Awards may be granted to any Participant during the term of the Plan is 750,000 Shares.

5. PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: determine and designate from time to time those key employees, directors and consultants of the Company and its Subsidiaries to whom Options are to be granted (provided that Options may be granted only to individuals who provide direct services to the Company or a Subsidiary) and the number of Shares to be optioned to each employee, director and consultant; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2 Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time.  Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option; provided, however, that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted or, in the case of an Incentive Stock Option granted to an individual described in Section 422(b)(6) of the Code, not less than 110% of the Fair Market Value of a Share on the day the Option is granted.

5.3 Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the day before the tenth anniversary of the date of grant or such earlier date as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant).  The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise determined by the Committee at the time of the grant, such stock options shall vest ratably, in annual installments, over a five-year period beginning on the date of the grant.  Notwithstanding the preceding sentences, the aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which Incentive Stock Options are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account  under Section 422(d) of the Code) shall not exceed $100,000.  Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination.  Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee.  Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4 Exercisability Upon and After Termination of Optionee.

(a) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, other than by the Optionee for any reason, or other than by reason of death, Retirement or Disability, no exercise of an Option may occur after the expiration of the three-month period following a Termination of Service or, if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b) Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

5.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

(c) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

5.6 Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option.  Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) [the proceeds of a Company loan program or] third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(iv) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Committee may provide that no Option may be exercised with respect to any fractional Share.  Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

5.7 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.  Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.8 Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

6. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1 Grant of Restricted Stock.

Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Restricted Stock to key employees, directors and consultants of the Company and its Subsidiaries; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate which may include provisions that condition the vesting or transferability or both of the Restricted Stock on the attainment of goals or objectives stated with reference to one or more Performance Measures.  Restricted Stock may be awarded on an annual basis.

6.2 Certificates.

(a) Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Such certificate shall be registered in the name of the Grantee.   Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Bimini Capital Management, Inc. 2010 Long Term Incentive Compensation Plan and an Award Agreement entered into between the registered owner and Bimini Capital Management, Inc.  Copies of such Plan and Award Agreement are on file in the offices of Bimini Capital Management, Inc., at 3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963.

(b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award.  If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3.

6.3 Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the Award Agreements and clauses (iv) and (v) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Subject to the provisions of the Plan and Award Agreements, unless otherwise determined by the Committee at the time of grant, the period of forfeiture described in clause (i) shall be a three-year period, and restriction shall lapse ratably in annual installments over the period.  In addition, unless otherwise provided by the Committee at the time of the grant, 50% of each grant of Restricted Stock granted pursuant to the Plan shall also be subject to the Company’s achieving such financial hurdles, which may be stated with respect to one or more Performance Measures, pre-determined by the Committee, as the Committee may determine are applicable for each of the applicable three years.

(iii) Except as provided in the foregoing clause (i), below in this clause (iii), or in Section 13, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and, except as provided below, the right to receive any cash dividends.  The Committee may provide in the Award Agreement that cash dividends on such Shares shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited), or alternatively may provide for other treatment of such dividends (including without limitation the crediting of Phantom Shares in respect of dividends or other deferral provisions).  Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iv) Except if otherwise provided in the applicable Award Agreement, and subject to clause (v) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(v) Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability or Retirement during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

7. PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1 Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Phantom Shares to key employees, directors and consultants of the Company and its Subsidiaries (provided that Phantom Shares may only be granted to individuals who provide direct services to the Company or a Subsidiary if the Phantom Share Value is determined by reference to the excess of the Fair Market Value over a base value) and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2 Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3 Vesting.

Phantom Shares shall vest as provided in the applicable Award Agreement.  The applicable Award Agreement may provide that the Phantom Shares will vest only if the individual completes a specified period of employment or service and may provide that the Phantom Shares will vest on the attainment of goals or objectives stated with reference to one or more Performance Measures.

7.4 Settlement of Phantom Shares.

(a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that, the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Each Phantom Share shall be settled with a single-sum payment by the Company.

(c)      (i)                The Settlement Date with respect to a Grantee is the first day of the month after the Phantom Shares vest in accordance with the applicable Award Agreement.

(ii)           Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to the excess of the Fair Market Value on that date over a base value (which shall not be less than the Fair Market Value of a Share on the date of grant of the Phantom Share), rather than by reference to unreduced Fair Market Value.

(d) Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

7.5 Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid as soon as practicable (but no later than 30 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) Each Grantee’s right in the Phantom Shares is limited to the right to receive payment, if any, as may herein be provided.  The Phantom Shares do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any Grantee of Phantom Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Fair Market Value as of the Settlement Date.

(e) Nothing contained in the Plan shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

8. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1 Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to key employees, directors and consultants of the Company and its Subsidiaries based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Dividend Equivalent Right is granted, and the date the Dividend Equivalent Right vests or expires, as determined by the Committee.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares of Common Stock by such formula and at such time and subject to such limitation as may be determined by the Committee.

8.2 Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, a Dividend Equivalent Right is exercisable or payable only while the Participant is an employee, director or consultant.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

(d) The Committee may provide that the Participant’s rights under the Dividend Equivalent Rights are subject to such employment-related conditions or conditions based on the attainment of goals or objectives stated with reference to one or more Performance Measures as prescribed by the Committee in its discretion.

(e) A Dividend Equivalent Right shall be granted independently of other Awards, i.e., the Dividend Equivalent Right shall be governed by its Award Agreement and the grant or payment of a Dividend Equivalent Right shall not affect, or be affected by, the Participant’s rights under any other Award.

9. OTHER STOCK-BASED AWARDS

The Board shall have the right to grant Other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.  A Participant’s rights under an Other Stock-Based Award shall be subject to the terms and conditions prescribed by the Committee in its discretion, including requirements related to continued employment or service and the attainment of goals or objectives stated with reference to one or more Performance Measures.

10. TAX WITHHOLDING.

10.1 In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law.  Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

10.2 Share Withholding.

(a) Upon exercise of an Option or Other Stock-Based Award, the Participant may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes.  In the event that the Participant makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  Where the exercise of an Option or Other Stock-Based Award does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock or an Other Stock-Based Award (or other income-recognition event), the Participant may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Participant makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Awards, the Participant may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes.  In the event that the Participant makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

10.3 Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Awards shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

11. REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof) or Other Stock-Based Awards is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or Other Stock-Based Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

12. INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights or Other Stock-Based Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.  Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

All Awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12).  This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A.  If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an Award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an Award or an Award Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

13. CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x) the maximum aggregate number of Shares which may be issued pursuant to Awards under the Plan and the maximum aggregate number of shares which may be granted pursuant to Awards to any individual shall be appropriately adjusted by the Committee in its discretion; and

(y) the Committee may take any such action as in its judgment shall be necessary to maintain the Participants' rights hereunder (including under the Award Agreements) so that they are substantially proportionate to the rights existing in such Awards, prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares, Dividend Equivalent Rights or Other Stock-Based Awards granted, (B) the number and kind of shares or other property to be distributed in respect of Awards, (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 13(a) had the event related to the Company.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d) If a Change in Control shall occur, then the Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e) The judgment of the Committee with respect to any matter referred to in this Section 13 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

14. MISCELLANEOUS.

14.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

14.2 Right of First Refusal; Right of Repurchase.

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

14.3 No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4(b), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

14.4 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.4.

14.5 Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.

14.6 Captions.

The use of captions in this Plan is for convenience.  The captions are not intended to provide substantive rights.

14.7 Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF FLORIDA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.